AGREEMENT BETWEEN CEDRIC INTERNATIONAL COMPANY INC. AND CLEOPATRA
          HAMMAMET LIMITED APPERTAINING TO THE CASINO OWNED BY SOCIETE
                   LOISIRS CLUB HAMMAMET IN HAMMAMET, TUNISIA

THIS DOCUMENT WITNESSETH:

ON THE ONE HAND,

     CEDRIC INTERNATIONAL COMPANY INC., domiciled in Panama at Edificio Plaza Bancomer, Calle 50, Apartado 6307, Panama 5, Republica de Panama (the "buyer")

AND ON THE OTHER HAND,

CLEOPATRA HAMMAMET LIMITED, the casino operating company of Avenue Hedi Chaker Immeuble Ben Salah 1002 Tunis, Tunisia (the "seller), the shareholders of which are Mr. Gabriel Tabarani and Nona Morelli's II, Inc., a Colorado (USA) corporation.

AND

NONA MORELLI'S II INC., of 2 Park Plaza, Suite 470, Irvine, California 92714 ("Nona"), a food and entertainments holding company.

WHEREAS, the seller is the present holder of an agreement to lease and manage a Casino owned by Societe Loisirs Club Hammamet (the "Owner") in Hammamet Tunisia (the "Casino") signed on September 14, 1997; and

WHEREAS, the buyer is an investment company; and

WHEREAS, the parties are desirous to work together in order to ensure the timely opening and success of the Casino

NOW, THEREFORE, in consideration of the covenants and conditions herein to be kept and performed by the parties hereto, and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the following shall be, and hereby is understood and agreed:

Article 1

The seller hereby sells to the buyer 70% of the total common stock of the company (Cleopatra Hammamet Limited, henceforth the term "Company" being synonymous and the same as the seller), the Company being free of all debts, liens and encumbrances of whatever nature whatsoever with the buyer being free to assume and exercise all rights attached thereto to this shareholding

Article 2

The buyer, in return for the selling of the stock by seller to buyer as stated in Article 1 above, will pay to the Owner US$500,000.00 (five hundred thousand United States dollars) within 3 (three) business days of the signing of this Agreement, being the first amount due under Article 1, Clause 2, of a certain Agreement signed and executed between the seller and the Owner on September 14, 1997 (the "Lease Agreement"), Exhibit 1 attached to this Agreement.

Article 3

Nona will transfer to the account of the seller US$1,500,000.00 (one million five hundred thousand United States dollars) within 15 business days of the signing of this Agreement.

Article 4

The buyer will transfer to the account of the seller US$1,000,000 (one million United States dollars) within 7 business days of receipt of the cleared funds stated in Article 3 above.

Article 5

The buyer undertakes to pay to the Owner all amounts due by seller to the Owner under the Lease Agreement up to July 1998 in the event that the seller is not in a position to meet this obligation to the Owner.

Article 6

If within one year from the signing of this Agreement, the seller reimburses the buyer the sum of US$1,500,000.00 (one million five hundred thousand United States dollars), being the US$500,000.00 (five hundred thousand United States dollars) stated in Article 2 above and the US$1,000,000.00 (one million United States dollars) stated in Article 4 above, plus the monies, if any, paid by buyer on behalf of seller to the Owner under the terms of the Lease Agreement, plus 15% on the total of these amounts, the buyer undertakes to return to the seller the 70% shareholding stated in Article 1 above.

Article 7

The seller undertakes to clear any and all debts, if any, of the Company within 15 (fifteen) business days of the signing of this Agreement.

Article 8

In the event that Nona is not able to effect the transfer of US$1,500,000.00 (one million and five hundred thousand United States dollars) as stated in
Article 3 above, then Nona loses all rights to its total shareholding in the Company; i.e. 70% in the Company to the continuing benefit of the buyer free of all debts, liens and encumbrances of whatever nature whatsoever, and any option rights it may have had in Article 6 above.

Article 9

The seller and Nona agree that this contract is fully binding on them and by the act of affixing their signatures to the same accept that they thus forego any rights to recourse to litigation on any terms and conditions contained in this Agreement.

Article 10

Unless a party hereto shall in writing direct otherwise, all notices to be served or rendered under this Agreement shall be properly served and rendered if sent by Registered Mail direct to:

Lender:  Cedric International Company Inc.
c/o FIGED
3b boulevard Prince Henri
L-1724 Luxembourg
Tel: 352 47 56 73
Fax: 352 47 45 85

Borrower: Cleopatra Club Hammamet
Avenue Hedi Chaker
Immeuble Ben Salah
1002 Tunis

Nona Morelli's II Inc.
2 Park Plaza
Suite 470
Irvine
CA  92714
Tel: 714 833 2094
Fax: 714 833 7854

Article 11

A facsimile telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, this Agreement is executed in triplicate copies, of like terms and effect, on this day of September 24, 1997.

"Seller"                                "Buyer"
Cleopatra Club Hammamet Ltd.            Cedric International Company Inc.

Signed by:     /s/  Gaby Tabarani       Signed by:
          -----------------------                 ------------------------------
Its Director                            Its Mandate Holder

Nona Morelli's II Inc.

Signed by:     /s/  Fred G. Luke
               ------------------
Its Chief Executive Officer